                                                                   EXHIBIT 10.19

                                                                  EXECUTION COPY


                    ESCROW AGREEMENT dated as of January 6, 1999, among Michael
               E. Bronner and David W. Kenny (collectively, the "Committee" and, individually, a "Representative" of the holders of equity interests in Bronner Slosberg Humphrey Co. and Strategic Interactive Group Co., each a Massachusetts business trust ("BSH" and "SIG," respectively) in respect of whose equity interests, cash, shares and options shall be placed in escrow in accordance with Section 3.3 of the Recapitalization Agreement described below (collectively, the "Signing Holders")), BSH, SIG, Positano Partners Ltd., a Bermuda exempt company (in its own capacity and as agent for the HFCP Investors (as defined in the Recapitalization Agreement), "Positano") and Boston Safe Deposit and Trust Company (the "Escrow Agent").

          Upon the terms and subject to the conditions of a Recapitalization Agreement (the "Agreement") dated November 28, 1998, among BSH, SIG, Positano, the HFCP Investors and the Signing Holders, the parties will effect a recapitalization (the "Recapitalization") of BSH and SIG which results in the acquisition of 80% of the equity in a combined BSH/SIG at a price of $151.10 per share of beneficial interest in BSH ("BSH Share") and $4,386.76 per share of beneficial interest in SIG ("SIG Share"). In addition, pursuant to the Agreement, an aggregate of $9,350,000 in cash, a total of 47,673.98 BSH Shares and options to purchase 26,955.25 BSH Shares shall, at the Closing, be deposited by Positano, BSH, BSH LLC and the Signing Holders with the Escrow Agent in order to secure such Signing Holders' obligations to Positano and the HFCP Investors as set forth in Article 7 of the Agreement and Section 3 hereof. All capitalized terms used and not defined herein shall have the meanings set forth in the Agreement.

          The parties hereto hereby agree as follows:

          1.   Appointment and Agreement of Escrow Agent.  Boston Safe Deposit
               -----------------------------------------
and Trust Company is hereby appointed as, and agrees to perform the duties of, Escrow Agent under this Escrow Agreement. This Escrow Agreement shall be administered at and funds held in Boston, Massachusetts, by the Escrow Department of the Escrow Agent, currently located at One Boston Place, Boston.

          2.   Deposit of Escrowed Amount.  At the Closing of the
               --------------------------
Recapitalization: (a) as a holdback of cash payable to the Signing Holders in respect of Equity-Related Interests purchased under the Agreement, Positano shall deliver to the Escrow Agent, for deposit in escrow pursuant to the provisions hereof, cash in the amount of $8,997,903.44, (b) as a holdback of cash payable to the Signing Holders in respect of Equity-Related Interests redeemed under the Agreement, BSH shall deliver to the Escrow Agent, for deposit in escrow pursuant to the provisions hereof, cash in the amount of $166,196.81,
(c) as a holdback of cash payable to the Signing Holders in respect of Transaction Bonuses payable under the terms of the Agreement, BSH LLC shall deliver to the Escrow Agent, for deposit in escrow pursuant to the provisions hereof, cash in the amount of $185,899.76 and (d) an aggregate of 47,673.98 BSH Shares and BSH Options to purchase a total of 26,955.25 BSH Shares shall be delivered to the Escrow Agent for deposit in escrow pursuant to the provisions hereof. The aggregate amount of cash so deposited, and the aggregate number of BSH Shares and BSH Options so deposited, shall be allocated among the Signing Holders according to the intrinsic value of the BSH and SIG Equity-Related Interests owned prior to the Recapitalization by such Signing Holders, as set forth in Annex A to the Recapitalization Agreement (the amount of cash and number of BSH Shares and BSH Options so allocated to each Signing Holder being referred to as such "Signing Holder's Allocable Amount"). The aggregate amount of cash so delivered to the Escrow Agent for deposit, plus all interest and other income thereafter accrued with respect thereto, shall be held in escrow hereunder and, is hereinafter referred to as the "Escrowed Cash." The aggregate number of BSH Shares and BSH Options so delivered to the Escrow Agent for deposit, together with all dividends or other distributions made with respect thereto and any shares, other securities or cash for which such Shares may hereafter be exchanged pursuant to a transaction involving the Company affecting the BSH Shares or BSH Options, shall be held in escrow hereunder and is hereinafter referred to as the "Escrowed Shares." The Escrowed Cash, together with the Escrowed Shares, are collectively referred to as the "Escrowed Amount."

          3.   Indemnification Obligations.  This Escrow Agreement has been
               ---------------------------
executed and the deposit of the Escrowed Amount hereunder has been made for the purpose of securing the faithful performance of the indemnity obligations of the Signing Holders to Positano and the HFCP Investors under Section 7.2 of the Agreement and will be subject to transfer to Positano (in its own capacity and as agent for the HFCP Investors) in satisfaction of such indemnification obligations as provided in this Escrow Agreement and the Agreement.

          4.   Delivery of Escrowed Amount.  (a) Whenever there shall be
               ---------------------------
delivered to the Escrow Agent either:

               (i) a certificate signed by each of Positano and the Committee, certifying, or

               (ii) a certified copy of a final judgment of a court of competent jurisdiction determining,

that Positano or the HFCP Investors are entitled to indemnification under
Article 7 of the Agreement (either, an "Escrow Certificate"), the Escrow Agent shall deliver the amount of such indemnification obligation as set forth in such Escrow Certificate (the "Indemnification Amount") to Positano in accordance with the following procedures: (A) fifty percent of the Indemnification Amount shall be paid out of Escrowed Cash, and fifty percent out of Escrowed Shares, in each case up to the Escrowed Amount, (B) such amounts shall be charged pro rata to each Holder in proportion to the amount that each Signing Holder's Allocable Amount bears to the full initial Escrowed Amount (such Signing Holder's "Pro Rata Share") and (C) in the event that an amount is allocable to a Signing Holder with respect to whom both BSH Shares and BSH Options were held by the Escrow Agent, payment shall be made first from BSH Shares then from BSH Options allocated to such Signing Holder.

          (b)  The Escrow Certificates delivered pursuant to Section 4(a)(i) and
(ii) shall include a statement of the then applicable "Fair Market Value" per share of the BSH Shares pursuant to Section 7.5(c) of the Agreement. If any BSH Shares or BSH Options are required to be distributed from the Escrowed Shares pursuant to this Section 4, (i) the number of such BSH Shares to be delivered shall be calculated by dividing the amount of the indemnification obligation

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being satisfied by such distribution by the then applicable Fair Market Value and (ii) in the case of BSH Options being used to satisfy an indemnification obligation, the value of the options so delivered shall be determined by multiplying the difference between such Fair Market Value and the exercise price of such BSH Options by the number of BSH Shares covered by the BSH Options so delivered.

          5.   Investment of Escrowed Cash; Voting of Escrowed Shares.  (a)
               ------------------------------------------------------
Escrowed Cash (including any Reserved Amounts, as defined in Section 7(a) hereof) shall, upon direction in writing by the Committee, be invested by the Escrow Agent from time to time in securities designated thereby which are:

               (i) obligations of the United States Government maturing within one year from the date of purchase,

               (ii) certificates of deposit maturing within 180 days issued by Boston Safe Deposit and Trust Company,

               (iii) commercial paper of finance companies organized under the laws of any state of the United States or any political subdivision thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investors Service, Inc., equal to the highest rating assigned by such organization, or

               (iv) money market escrow accounts or separate interest bearing accounts held at Boston Safe Deposit and Trust Company.

          (b) Whenever the Escrow Agent shall be required to deliver Escrowed Cash to Positano pursuant to Section 4 hereof, the Escrow Agent shall, if the actual cash held by it hereunder is insufficient for such purpose, liquidate such of the securities held pursuant to Section 5 hereunder as the Committee shall select or, in the absence of such selection, in the order of maturity, in order to make the delivery required by Section 4 hereof.

          (c) The Escrow Agent shall vote the Escrowed Shares in the manner directed by the Committee in connection with any meeting of, or action by, BSH shareholders, the record date for which occurs prior to the distribution of such shares by the Escrow Agent in accordance with this Escrow Agreement.

          6.   Termination of Escrow.  (a)  On the Release Date (as defined in
               ---------------------
the Agreement), Positano and the Committee shall jointly notify the Escrow Agent in writing that the Release Date has occurred and whether any portion of the Escrowed Amount is required to be retained as a reserve under Section 7.5(a) of the Agreement. Upon receipt of such notice, the Escrow Agent shall deliver to each of the Signing Holders, such Signing Holder's Pro Rata Share of (i) the initial Escrowed Amount (plus interest, income and other distributions held in escrow pursuant to Section 2) held hereunder minus (ii) the sum of (A) the
                                             -----
Reserved Amount (as defined in Section 7(a) hereof) plus (B) all amounts distributed previously from the Escrowed Amount during the relevant period in accordance with the terms hereof. The Escrow Agent is authorized (i) to liquidate all securities held pursuant to Section 5 hereunder (unless directed in writing by the

Committee to distribute such securities in some other specified manner) and (ii) to distribute BSH Shares and BSH Options in kind, in each case to the extent necessary to distribute to the Signing Holders the portion of the Escrowed Amount to be distributed as provided for in the preceding sentence.

          (b) This Escrow Agreement may be terminated at any time by and upon the receipt by the Escrow Agent of a written notice of termination executed by Positano and the Committee directing the distribution of all property then held by the Escrow Agent under and pursuant to this Escrow Agreement. This Escrow Agreement shall automatically terminate if and when all of the Escrowed Amount shall have been distributed in its entirety by the Escrow Agent in accordance with the terms of this Escrow Agreement.

          7.   Retention of Escrowed Amount Following the Release Date. (a) In
               -------------------------------------------------------
the event that the written notice of the Release Date includes a statement that a portion of the Escrowed Amount is required to be retained as a reserve, the total of the amounts set forth in such written notice with respect to the claim or claims described therein (whether incurred, pending or threatened) shall be set aside and retained by the Escrow Agent (in accordance with each Signing Holders' Pro Rata Share) as a reserve to cover such claim or claims (such amount so set aside and reserved, as reduced from time to time pursuant to the provisions of this Section 7 or of Section 4 hereof, being herein called the "Reserved Amount"); it being understood that (i) fifty percent of the Reserved Amount shall take the form of Escrowed Cash, and fifty percent of the Reserved Amount shall take the form of Escrowed Shares and (ii) in the event that an amount is allocable to a Signing Holder with respect to whom both BSH Shares and BSH Options are held by the Escrow Agent, such Signing Holder's Pro Rata Share of the Reserved Amount shall be drawn first from BSH Shares, then from BSH Options allocated to such Signing Holder.

          (b) Any portion of the Reserved Amount retained by the Escrow Agent shall be distributed to Positano to the extent required in accordance with
Section 4 and thereafter any remaining Reserved Amount shall be distributed to the Signing Holders in accordance with the provisions hereof upon written notice from Positano and the Committee that all of the outstanding claims for which such reserve was established have been resolved or paid.

          8.   No Transfer of Escrowed Amount; Taxes.  While any Escrowed Amount
               -------------------------------------
shall continue to be held by the Escrow Agent, the Signing Holders will not transfer, sell, pledge or otherwise dispose of their rights to any of the Escrowed Amount, except that such rights may be transferred, subject to the provisions of this Escrow Agreement, by will or the laws of descent and distribution. The Escrowed Amount shall be treated as owned by the Signing Holders for all tax purposes. The Signing Holders shall report and pay all income taxes on, or with respect to, the Escrowed Amount.

          9.   Notices and Distributions.  Any and all notices or other
               -------------------------
instruments or papers to be sent to any party hereto by any other party hereto pursuant to this Escrow Agreement shall be in writing and shall be deemed duly given if delivered personally, or sent by certified mail (return receipt requested), and any distributions of cash or BSH Shares to the Signing Holders or Positano hereunder shall be made, unless otherwise previously instructed by the intended recipient thereof, if in cash, by wire transfer to the respective Signing Holders, Positano or the HFCP Investors, as the case may be, or, if in BSH Shares or BSH Options, by delivery of the share certificates or option agreements in good deliverable form, by registered mail, to their respective accounts and addresses provided in this paragraph or otherwise designated in writing:

          (a)  If to Positano or the HFCP Investors:

               H&F Investors III, Inc.
               One Maritime Plaza
               12/th/ Floor
               San Francisco, California 94111
               Attention: Philip Hammarskjold
               Facsimile: (415) 788-0176

               with a copy to:

               Wachtell, Lipton, Rosen & Katz
               51 West 52/nd/ Street
               New York, New York 10019
               Attention: Patricia A. Vlahakis, Esq.
               Facsimile: (212) 403-2000

          (b)  If to the Signing Holders:

               At the respective addresses set forth in Schedule 1 hereto.

          (c)  If to the Committee:

               c/o Bronner Slosberg Humphrey Co.
               Prudential Tower
               800 Boylston Street
               Boston, Massachusetts 02199
               Attention: Michael E. Bronner and David W. Kenny
               Facsimile: (617) 867-7217

               with a copy to:

               Goodwin, Procter & Hoar LLP
               Exchange Place
               Boston, Massachusetts  02109-2881
               Attention: Stuart M. Cable, P.C.
               Facsimile: (617) 523-1231

          (d)  If to the Escrow Agent:

               Boston Safe Deposit and Trust Company
               One Boston Place
               Boston, Massachusetts 02108

               Attention:  Brian Gregory
               Facsimile:  (617) 722-7982

          10.  Escrow Agent's Liability.  The Escrow Agent may act upon any
               ------------------------
instrument or other writing believed by it in good faith to be genuine, and to be signed or presented by the proper person or persons, and shall not be liable in connection with the performance by it of its duties pursuant to the provisions of this Escrow Agreement, except for its own gross negligence or wilful misconduct. The Escrow Agent may decline to act and shall not be liable for failure to act if in doubt as to its duties under this Agreement. The Escrow Agent's duties shall be determined only with reference to this Agreement and applicable laws and it shall have no implied duties. The Escrow Agent is not charged with knowledge of or any duties or responsibilities under any agreement or understanding to which this Agreement relates. The Escrow Agent may sell or liquidate investments in order to comply with this Agreement and shall not be responsible for any loss due to interest rate fluctuation, early withdrawal penalty or market value changes. The parties hereto authorize the Escrow Agent, if the Escrow Agent is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrow Amount with the clerk of that court.

          11.  Escrow Agent to Follow Instructions of Positano and the
               -------------------------------------------------------
Committee.  Any provision herein contained to the contrary notwithstanding, the
---------
Escrow Agent shall at any time and from time to time take such action hereunder with respect to the Escrowed Amount as shall be agreed to in writing jointly by Positano and the Committee, provided that the Escrow Agent shall first be indemnified to its satisfaction with respect to any of its costs or expenses which might be involved.

          12.  Escrow Agent's Fees.  The Company shall pay to the Escrow Agent
               -------------------
its reasonable fees for the services rendered by the Escrow Agent pursuant to the provisions of this Escrow Agreement. Such payments shall be made on a quarterly basis to the Escrow Agent and shall not exceed $1050.

          13.  Successors.  The obligations imposed and the rights conferred by
               ----------
this Escrow Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Positano, the Signing Holders and the Escrow Agent.

          14.  Governing Law.  This Escrow Agreement shall be governed by and
               -------------
construed in accordance with the laws of the Commonwealth of Massachusetts.

          15.  Entire Agreement.  This Escrow Agreement contains the entire
               ----------------
agreement among the parties hereto with respect to the specific transactions contemplated herein.

          16.  Amendment.  This Escrow Agreement cannot be modified or amended
               ---------
except pursuant to an instrument in writing signed by Positano, the Committee and the Escrow Agent.

          17.  Right of Escrow Agent to Act in Good Faith.  The Escrow Agent
               ------------------------------------------
shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Escrow Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

          18.  Resignation of Escrow Agent.  The Escrow Agent may resign and be
               ---------------------------
discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date when such resignation shall take effect, which date shall be a date not less than 60 days after the date of the notice in writing of such resignation. In the event of such resignation, a successor Escrow Agent shall be agreed upon between Positano and the Committee and shall be a bank having trust powers. If Positano and the Committee are unable to agree upon an acceptable successor Escrow Agent, then application shall be made to the District Court of the Commonwealth of Massachusetts for the appointment of such successor. The Escrow Agent's resignation shall be effective as of the date specified by the Escrow Agent; provided, however, that the Escrow Agent
                                    --------  -------
shall act as a depository until such appointment has been made, the Escrowed Amount has been delivered to the successor and the successor's acceptance of this Escrow Agreement and receipt for the Escrowed Amount shall have been obtained from the successor Escrow Agent and copies thereof shall have been mailed registered mail to Positano and the Committee.

          19.  Indemnification of Escrow Agent.  The Company agrees to indemnify
               -------------------------------
the Escrow Agent against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Escrow Agent, arising out of or in connection with its entering into this Escrow Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability with respect thereto.

          20.  Authority of Representatives.  Each Representative shall be
               ----------------------------
authorized and empowered to act on behalf of the Committee and Positano and the Escrow Agent shall be entitled to rely upon any such action by any Representative.

          21.  Counterparts.  This Escrow Agreement may be signed in any number
               ------------
of counterparts with the same effect as if the signature to each such counterpart were upon the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be signed as of the date first above written.

                              POSITANO PARTNERS LTD.

                                 By: /s/ Patrick J Healy
                                    ---------------------------------
                                    Name:  Patrick J. Healy
                                    Title: Vice President




                              BRONNER SLOSBERG HUMPHREY CO.

                                 By: /s/ David w. Kenny
                                    ---------------------------------
                                    Name:  David W. Kenny
                                    Title: Chief Executive Officer
                                           and President

                              Bronner Slosberg Humphrey Co. (the "Trust") is a Massachusetts business trust. A copy of the Trust's Declaration of Trust, as the same may be amended and/or restated from time to time, is on file with the Secretary of State of The Commonwealth of Massachusetts. Each of the parties hereto acknowledges and agrees that this Agreement is not executed on behalf of the trustees or officers of the Trust as individuals or, in the event the trustee is a corporation or other entity, on behalf of the individual owners of such corporation or entity, and the obligations of this Agreement are not binding upon any of the trustees, officers or shareholders of the Trust, or any of their respective trustees, officers, directors, partners, members or shareholders, individually, but are binding only upon the assets and property of the Trust. Each of the parties hereto agrees that no shareholder, trustee or officer of the Trust, or any of their respective trustees, officers, directors, partners, members and shareholders, may be held personally liable or responsible for any obligations of the Trust arising out of this Agreement. With respect to obligations of the Trust arising out of this Agreement, each of the parties hereto shall look for payment or satisfaction of any claim solely to the assets and property of the Trust.

                   [SIGNATURE PAGE TO THE ESCROW AGREEMENT]

                              STRATEGIC INTERACTIVE GROUP CO.

                                 By: /s/ David W. Kenny
                                    ---------------------------------
                                    Name:  David W. Kenny
                                    Title: Treasurer and Chief
                                           Financial Officer

                              Strategic Interactive Group Co. (the "Trust") is a Massachusetts business trust. A copy of the Trust's Declaration of Trust, as the same may be amended and/or restated from time to time, is on file with the Secretary of State of The Commonwealth of Massachusetts. Each of the parties hereto acknowledges and agrees that this Agreement is not executed on behalf of the trustees or officers of the Trust as individuals or, in the event the trustee is a corporation or other entity, on behalf of the individual owners of such corporation or entity, and the obligations of this Agreement are not binding upon any of the trustees, officers or shareholders of the Trust, or any of their respective trustees, officers, directors, partners, members or shareholders, individually, but are binding only upon the assets and property of the Trust. Each of the parties hereto agrees that no shareholder, trustee or officer of the Trust, or any of their respective trustees, officers, directors, partners, members and shareholders, may be held personally liable or responsible for any obligations of the Trust arising out of this Agreement. With respect to obligations of the Trust arising out of this Agreement, each of the parties hereto shall look for payment or satisfaction of any claim solely to the assets and property of the Trust.




                              THE COMMITTEE

                                 By: /s/ Michael E. Bronner
                                    ---------------------------------
                                    Name:  Michael E. Bronner


                                 By: /s/ David W. Kenny
                                    ---------------------------------
                                    Name:  David W. Kenny

                   [SIGNATURE PAGE TO THE ESCROW AGREEMENT]

                                 BOSTON SAFE DEPOSIT AND TRUST
                                   COMPANY

                                   By: /s/ Brian Gregory
                                      -------------------------------
                                      Name:  Brian Gregory
                                      Title: Vice President




                   [SIGNATURE PAGE TO THE ESCROW AGREEMENT]

                                  Schedule 1


Michael E. Bronner
40 Sargent Crossway
Brookline, MA 02445

The Michael E. Bronner 1998 Annuity
Trust, dated as of July 16, 1998
40 Sargent Crossway
Brookline, MA 02445

Jean Alexander
160 Commonwealth Avenue, #701
Boston, MA 02116

Meryl Beckingham
192 Commonwealth Avenue, Apt. 5
Boston, MA 02116

Kathleen Biro
296 Commonwealth Avenue
Boston, MA 02115-2423

Robert Cosinuke
59 Locke Street
Watertown, MA 02172

Reuben Hendell
14 Salem Drive
Scarsdale, NY 10583-5202

John Hoholik
20 Wood Island Road
Scituate, MA 02066

Betsy Karp
770 Boylston Street, Apt. 26I
Boston, MA 02199

David W. Kenny
77 Monadnock
Wellesley, MA 02481-1335

Harvey Kipnis
1 Main Street
South Salem, NY 10590

Ruben Pinchanski
475 Arsenal Street, Unit G
Watertown, MA 02172

Clare S. Robinson
78 Leighton Road
Wellesley Hills, MA 02181

Myron Slosberg
15 West 67/th/ Street, Apt. 5ME
New York, NY 10023

Malcolm Speed
134 Border Street
Cohasset, MA 02025

Michael Ward
38 Garden Street
Wellesley, MA 02181